Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-117014), Registration Statement on Form S-4 (No. 333-78285) and in the Registration Statements on Form S-8 (Nos. 333-142595 and 333-87272) of NSTAR of our report dated February 11, 2008 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

February 11, 2008